Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 21, 2007, in the Registration Statement on Form F-1 and related Prospectus of Samson Oil & Gas Limited dated August 28, 2008.

/s/ Ernst & Young
Ernst & Young
Perth, Australia
August 28, 2008